Exhibit 4
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933 AND ALL STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF.
COMMON STOCK PURCHASE WARRANT
Void After June 4, 2014

No. 003	Date of Issuance: June 4, 2009
This is to certify that, for value received, William J. Caragol, an individual residing in the State of Florida, or registered assigns thereof (the “Holder”), is entitled to purchase from Steel Vault Corporation, a Delaware corporation (the “Corporation”), at a price of $0.30 per share (the “Warrant Price”) at any time on or before June 4, 2014, all or any part of 500,000 shares of common stock, par value $0.01 per share, of the Corporation (“Common Stock”), on the terms and subject to the conditions hereinafter set forth.
1. This Warrant will become void, and all rights of the Holder will expire, at 5:00 P.M., EST, on June 4, 2014.
2. This Warrant may be exercised by the Holder as to all or any portion of the shares of Common Stock covered hereby, by surrender of this Warrant to the Corporation at its principal office, with the form of Election to Purchase attached hereto duly executed and accompanied by the Warrant Price for the shares so purchased in cash or by certified check or bank draft. The Election to Purchase shall state the name of the person or entity exercising the Warrant (with address and such further information as may be required by the Corporation) and the certificate or certificates for shares of Common Stock shall be issued in this name. Thereupon this Warrant shall be deemed to have been exercised and the person or entity exercising the Warrant shall be deemed to have become a holder of record of shares of Common Stock purchased hereunder for all purposes and thereafter the Holder may exercise all rights and be entitled to all benefits of a shareholder of record of the Corporation, and a certificate or certificates for such shares so purchased shall be delivered to the person or entity exercising the Warrant within a reasonable time after this Warrant shall have been exercised as set forth hereinabove. In the event that, prior to the exercise of this Warrant and issuance of the underlying shares, there shall be an increase or decrease in the number of issued shares of Common Stock of the Corporation as a result of a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, the remaining number of shares shall be adjusted so that the adjusted number of shares subject to this Warrant and the adjusted Warrant Price shall be the substantial equivalent of the remaining number of shares still subject to the Warrant and the Warrant Price thereof prior to such change.

3. This Warrant is exchangeable by the Holder, upon the surrender of the Warrant at the principal office of the Corporation, for new Warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.
4. The Corporation covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof except for any taxes required in connection with the transfer thereof. The Corporation further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.
5. The Holder of this Warrant, by acceptance hereof, agrees that such holder will not sell, hypothecate or otherwise transfer or dispose of this Warrant or the shares of Common Stock issuable on the exercise hereof without giving prior written notice to the Corporation of such holder’s intention to do so, describing briefly the manner of any such proposed transfer. Upon the request of the Corporation, the Holder shall be required to also deliver to the Corporation an opinion of to counsel for the Holder stating that the proposed transfer described in the notice given by the Holder may be effected without registration of this Warrant or the shares of Common Stock issuable on the exercise hereof under the Securities Act of 1933, as then in effect, or any similar federal statute (the “Securities Act”).
6. The restrictions in Section 5 hereof shall be binding upon any transferee who has received this Warrant or shares of Common Stock issuable on exercise hereof. A legend in substantially the following form shall be typed, printed or stamped on the face and back of all certificates issued on exercise of this Warrant and on the face and back of all certificates issued in substitution or exchange thereof:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”
7. The issue of any stock or other certificate upon the exercise of this Warrant shall be made without charge to the registered holder hereof for any tax in respect of the issue of such certificate.

8. This Warrant and all rights hereunder are transferable on the books of the Corporation (subject, however, to the provisions of Sections 5 and 6 hereof), upon surrender of this Warrant, with the form of Transfer of Warrant attached hereto duly executed by the registered holder hereof or by his attorney duly authorized in writing, to the Corporation at its principal office, and thereupon there shall be issued in the name of the transferee or transferees, in exchange for this Warrant, a new Warrant or Warrants of like tenor and date, representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.
9. The Corporation may deem and treat the registered holder of this Warrant as the absolute owner of this Warrant for all purposes and shall not be affected by any notice to the contrary.
10. This Warrant shall not entitle the Holder to any rights of a stockholder of the Corporation, either at law or in equity, including, without limitation, the right to vote, to receive dividends and other distributions, to exercise any preemptive rights or to receive any notice of meetings of stockholders or of any other proceedings of the Corporation.
11. The validity, construction, enforcement, and interpretation of this Warrant are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions. The Corporation and the Holder (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction in Palm Beach County, Florida, (b) stipulate that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Warrant is Palm Beach County, Florida, for state court proceedings, and the Southern District of Florida, for federal district court proceedings, and (c) waive any defense, whether asserted by a motion or pleading, that Palm Beach County, Florida, or the Southern District of Florida, is an improper or inconvenient venue.
(Remainder of page intentionally left blank; signature page follows)

Dated: June 4, 2009

STEEL VAULT CORPORATION
By:	/s/ Allison Tomek
	Name:	Allison Tomek
	Title:	Secretary

TRANSFER OF WARRANT
For value received                                             hereby sells, assigns and transfers unto                                            the right to purchase                       shares of Common Stock, par value $                      per share, of                      , which rights are represented by the attached Warrant, and does hereby irrevocably constitute and appoint                       attorney to transfer said rights on the books of such Corporation.
Dated:                                         ,

In the Presence of

ELECTION TO PURCHASE
Date:                                         ,
TO:
The undersigned hereby subscribes for                      shares of the Common Stock of the Corporation covered by the attached Warrant and tenders payment herewith in the amount of $                     in accordance with the terms hereof.

Issue Certificate(s) for said stock to		Deliver certificate(s) by mail against counter receipt to

(Name)		(Name)

(Street and Number)		(Street and Number)

City	State	City	State

Social Security or Tax Identification Number		Social Security or Tax Identification Number
The undersigned registered holder of this Warrant hereby represents and warrants to and agrees with the Corporation that, if the shares of Common Stock which the undersigned hereby subscribes for have not been effectively registered under the Securities Act of 1933, or any similar Federal Statute in effect at the date of this Election to Purchase, the undersigned is purchasing said shares of Common Stock for his or its own account for investment, and not with a view to, or for sale in connection with, any distribution of such shares and without any present intention of distributing or selling such shares and that a legend to such extent may be placed on all certificates for shares of such Common Stock.
Very truly yours,
(Signature of Subscriber or Agent)

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